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                                                                   Exhibit 10.18

                            HOMEBASE ACQUISITION, LLC

                        RESTRICTED SHARE AWARD AGREEMENT

            THIS AGREEMENT, made as of this ___ day of August, 2003, by and between Homebase Acquisition, LLC, a Delaware limited liability company (the "Company"), and ______________ ("Key Employee").

            WITNESSETH, THAT:

            WHEREAS, The Company wishes to grant a restricted share award to Key Employee pursuant to the Company's 2003 Restricted Share Plan (adopted by the Board of Managers of the Company on August ___, 2003), a copy of which is attached hereto;

            NOW, THEREFORE, In consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

            1.    Award

            Effective as of the date of this Agreement, the Company hereby grants to Key Employee a restricted stock award of _____ common shares of the Company (the "Common Shares") subject to the terms and conditions set forth herein and in the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

            2.    Vesting

            Subject to the terms and conditions of this Agreement, the Common Shares shall vest according to the schedule set forth in Section 5 of the Plan.

            3.    Restrictions on Transfer

            Until any group of Common Shares vests pursuant to Sections 2 hereof, none of such Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and no attempt to transfer such Common Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or rights in or with respect to such Common Shares.

            4.    Early Vesting; Forfeiture

            (a) Notwithstanding anything to the contrary in this Agreement or the Plan, the Board of Managers of the Company (the "Board"), in its sole discretion, may waive any of the forfeiture requirements set forth in Section 5 of the Plan or may accelerate the vesting of all or a portion of the Common Shares as the Board so determines.

            5.    Issuance and Custody of Certificate

            (a) As of the date of this Agreement, the Company shall cause to be issued one or more share certificates, registered in the name of Key Employee, evidencing the Common

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Shares. Each such certificate shall be delivered to Key Employee and shall bear the following legend:

            "The Common Shares represented by this certificate are subject to forfeiture, and the transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including restrictions against transfer) contained in the Homebase Acquisition, LLC 2003 Restricted Share Plan (the "Plan") and in the Restricted Share Award Agreement dated __________, 2003 and entered into between Homebase Acquisition, LLC and the registered owner of such shares. Copies of the Plan and the Restricted Share Award Agreement are on file in the office of Homebase Acquisition, LLC."

            (b) Common Shares shall be subject to the rights of the Company to reacquire such Common Shares pursuant to the provisions of Sections 5.5 and 7 of the Plan.

            6.    Taxes

            (a) The issuance of the Common Shares to Key Employee pursuant to this Agreement involves complex and substantial tax considerations, including, without limitation, consideration of the advisability of Key Employee making an election under Section 83(b) of the Internal Revenue Code of 1986, as amended. The Key Employee is urged to consult his own tax advisor with respect to the transactions described in this Agreement. The Company makes no warranties or representations whatsoever to the Key Employee regarding the tax consequences of the grant to the Key Employee of the Shares or this Agreement. Key Employee acknowledges that the making of any Section 83(b) election shall be his personal responsibility.

            (b) In order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it in connection with this restricted share award, and in order to comply with all applicable federal or state tax laws or regulations, the Company may take such action as it deems appropriate to insure that, if necessary, all applicable federal or state income and social security taxes, which are the sole and absolute responsibility of Key Employee, are withheld or collected from Key Employee.

            7.    Miscellaneous

            (a) Key Employee shall be entitled at all times to all of the rights of a Member of the Company with respect to the Common Shares, including without limitation the right to vote and tender such Common Shares and to receive dividends and other distributions as provided in the Plan.

            (b) This Agreement is issued pursuant to the Plan and is subject to its terms. Key Employee hereby acknowledges receipt of a copy of the Plan. The Plan is also available for inspection during business hours at the principal office of the Company.

            (c) This Agreement shall not confer on Key Employee any right with respect to continued employment by the Company.

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            (d)   If any terms or conditions of this Agreement conflict with or are contrary to the terms and conditions of the Plan, the terms and conditions of this Agreement shall control and apply to the extent more favorable to Key Employee.

            (e) This Agreement shall inure to the benefit of, and be binding upon, the Company, its successors and assigns, and upon Key Employee, his administrator, executor, personal representative, successors and heirs.

            (f) Except as provided in Section 4(b), no change to or modification of this Agreement shall be valid unless it is in writing and signed by the Company and Key Employee.

            IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed on the day and year first above written.

                                                      HOMEBASE ACQUISITION, LLC

                                                      By:_______________________

                                                      __________________________
                                                      [KEY EMPLOYEE]

CCI-Share Award Agreement
CH1\ 4000845.12

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